Exhibit 99.7

LETTER TO CLIENTS

THIS DOCUMENT SHOULD NOT BE FORWARDED OR TRANSMITTED IN OR INTO AUSTRALIA, CANADA OR JAPAN.

RECOMMENDED CASH AND SHARE OFFER

by

SERENA SOFTWARE, INC.

and by

LEHMAN BROTHERS EUROPE LIMITED

on its behalf (outside the United States)

for

all of the issued and to be issued share capital of

MERANT PLC

THERE WILL BE AN INITIAL OFFER PERIOD WHICH WILL EXPIRE AT 3:00 P.M. (LONDON TIME), 10:00 A.M. (NEW YORK CITY TIME) ON APRIL 15, 2004, UNLESS EXTENDED. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF MERANT PLC (“Merant”) SECURITIES WILL HAVE WITHDRAWAL RIGHTS DURING THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD (EXCEPT IN LIMITED CIRCUMSTANCES).

March 18, 2004

To Our Clients:

Enclosed for your consideration is the Offer Document dated March 18, 2004 (the “Offer Document”), the Letter of Transmittal and Notice of Guaranteed Delivery relating to an offer by SERENA Corporation (the “Offeror”) to purchase (i) all issued and to be issued ordinary shares of 2p each of Merant (“Merant Shares”) for 136.5 pence in cash and 0.04966 of a new share of the Offeror for every 1 Merant Shares held and (ii) all American Depositary Shares of Merant (“Merant ADSs”), each representing 5 Merant Shares and evidenced by American Depositary Receipts (“Merant ADRs”), for 682.5 pence in cash and 0.2483 of a new share of the Offeror for every 1 Merant ADSs upon the terms and subject to the conditions set forth in the Offer Document and the Letter of Transmittal (in the case of Merant ADSs) and Form of Acceptance (in the case of Merant Shares) (which terms and conditions, as amended and supplemented from time to time, together constitute the “Offer”). Merant Shares and Merant ADSs are referred to collectively as “Merant Securities.”

Holders of Merant Securities who validly accept the Offer may elect to vary the proportions in which they receive shares of the Offeror and cash (the “Mix and Match Election”). The Mix and Match Election will remain open until 3:00 p.m. (London time), 10:00 a.m. (New York time) on the date five calendar days after the expiration of the Initial Offer Period, including any extension thereof. The maximum number of new Offeror shares to be issued under the Offer and the maximum amount of cash to be paid under the Offer will not be varied as a result of the Mix and Match Election. Accordingly, the ability of holders of Merant Securities to make a Mix and Match Election will depend on the extent to which other holders of Merant Securities make opposite elections. Other relevant terms of the Mix and Match Election, including limitations on the ability to change a Mix and Match Election, are set out in paragraph 5 of Part B of Appendix I of the Offer Document.

We are the holder of record of Merant ADSs evidenced by Merant ADRs held by us for your account. An acceptance of the Offer in respect of such Merant ADSs can be made only by us as the holder of record and pursuant to your instructions. Accordingly, we request instructions as to whether you wish to have us accept the Offer on your behalf in respect of any or all Merant ADSs held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer Document.

Your attention is invited to the following:

1.	The Offer is being made for all Merant Shares and Merant ADSs and has been unanimously recommended by the Directors of Merant.

2.	The Offer is on the terms and subject to the conditions set forth in Appendix I to the Offer Document.

3.	The Initial Offer Period will expire at 3:00 p.m. (London time), 10:00 a.m. (New York City time) on April 15, 2004, unless extended (in accordance with the terms thereof).

4.	At the conclusion of the Initial Offer Period, including any extension thereof, if all conditions of the Offer have been satisfied, fulfilled or, where permitted, waived, the Offer will be extended for a Subsequent Offer Period of at least 14 calendar days.

5.	Registered Holders of Merant ADSs will not be obligated to pay brokerage fees or commissions should add language if you hold through a broker or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes applicable to a sale of Merant ADSs evidenced by Merant ADRs to the Offeror.

If you wish to have us accept the Offer in respect of any or all of the Merant ADSs evidenced by Merant ADRs held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize us to accept the Offer in respect of your Merant ADSs evidenced by Merant ADRs, the Offer will be accepted in respect of all such Merant ADSs unless otherwise indicated in such instruction form. Please forward your instruction form to us in ample time to permit us to accept the Offer on your behalf prior to the expiration of the Offer. The specimen Letter of Transmittal is furnished to you for your information only and cannot be used by you to accept the Offer in respect of Merant ADSs evidenced by Merant ADRs held by us for your account.

Capitalized terms and certain other terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Offer Document.

INSTRUCTIONS WITH RESPECT TO THE OFFER FOR ALL MERANT SHARES AND MERANT ADSs EVIDENCED BY MERANT ADRs

The undersigned acknowledge(s) receipt of your letter and the Offer Document dated March 18, 2004 (the “Offer Document”) and the related Letter of Transmittal relating to an offer by the Offeror to purchase, upon the terms and subject to the conditions set forth in the Offer Document and the accompanying Letter of Transmittal (collectively, the “Offer”), (i) all issued and to be issued Merant shares for 136.5 pence in cash and 0.04966 of a new share of the Offeror for every 1 Merant Shares and (ii) all Merant ADSs, each representing 5 Merant Shares and evidenced by Merant ADRs for 682.5 pence in cash and 0.2483 of a new shares of the Offeror for every 1 Merant ADSs.

This will instruct you to accept the Offer in respect of the number of Merant ADSs indicated below (or, if no numbers are indicated below, all Merant ADSs without a Mix and Match Election with all cash payments in US dollars) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer Document.

Dated:                                  , 2004

NUMBER OF MERANT ADSs TO BE TENDERED *:

Standard Entitlement: For every Merant ADS – 682.5 pence in cash & 0.2483 of SERENA common stock ☐	Signature(s)

MIX AND MATCH ELECTION (OPTIONAL) ** Number of Merant ADSs in respect of which you wish to receive additional Offeror Shares:	Please print name(s)

Number of Merant ADSs in respect of which you wish to receive additional cash:	Address(es)

Area Code and Telephone Number:

POUNDS STERLING ELECTION (OPTIONAL) *** Check box ONLY if you wish to receive all (but not part) of the amount of cash consideration to be paid in pounds sterling: ☐	Employer Identification or Social Security No.:

*	Unless otherwise indicated, it will be assumed that the Offer is to be accepted in respect of all Merant ADSs held by us for your account.
**	To elect to vary the proportion in which you receive SERENA Shares and cash in respect of your holding of Merant ADSs: (a) you should indicate the number of Merant ADSs in respect of which you wish to receive additional SERENA Shares or (b) you should indicate the number of Merant ADSs in respect of which you wish to receive additional cash. You must also indicate the Number of Merant ADSs to be Tendered. The number of Merant ADSs indicated for the “Mix and Match Election” must not exceed the number indicated for Merant ADSs to be Tendered. If the number of Merant ADSs indicated for the “Mix and Match Election” exceeds the number indicated for Merant ADSs to be Tendered, you will be deemed to have made an election in respect of your entire holding of Merant ADSs (as indicated in Number of ADSs to be Tendered) to receive shares of the Offeror or cash as appropriate. If the elections cannot be satisfied in full, they will be scaled down on a pro rata basis.
***	If you wish to receive all (but not part) of the cash consideration in pounds sterling, please check the box. If you do not check such box, all cash payments payable pursuant to the Offer will be paid in US dollars net of expenses in an amount converted from pounds sterling to US dollars at the exchange rate obtainable by the US Depositary on the spot market in London on the date the cash consideration is made available by the Offeror to the US Depositary for delivery to holders of Merant ADSs.

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